Exhibit 23


        Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22553, 33-27417, 33-32224 and 33-17829) of
AmBase Corporation, of our report dated March 27, 2008 relating to the financial statements and financial statement schedule of AmBase Corporation, which appears in this Form 10-K.



/s/UHY LLP
New Haven, Connecticut
March 27, 2008